UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	June 11, 2009

QUADRA PROJECTS INC.
(Exact name of registrant as specified in its chapter)

NEVADA	000-53156	450588917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

6130 Elton Avenue, Las Vegas, Nevada		89107
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		1-888-597-8899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))
( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

As used in this current report, the terms “we”, “us”, “our” and the “Company” refer to Quadra Projects Inc.

Item 1.01. Entry into a Material Definitive Agreement Investor Relations Agreement

On June 8th 2009, Quadra Projects Inc. (the “Company”) entered into an agreement, effective June 1st 2009, with Fusion Capital LLC (“Fusion”) of Tempe Arizona, as the Company’s investor relations counsel to provide corporate communications services to the Company.

Under the terms of the agreement, Fusion will provide investor relations services for a term of one year, provided however the term of the Agreement can be terminable by either party upon 90 days notice in writing given to the other party. Fusion will be paid $10,000 per month in fees during the term of this Agreement.

Termination of Assignment – Marketing Agreement

On June 10, 2009, the Company’s wholly owned subsidiary, Novel International Group Inc. (“Novel”) entered into a Termination of an Assignment Agreement with Alpha International Marketing Corp. (“Alpha”). Alpha was the former non exclusive world-wide marketing and business development consultant for all Innovations Solutions Now Inc.’s (“ISN”) present and future Terralene™ fuel formulations and any existing and future Terralene™ family of fuel products owned or developed or licensed by ISN or its subsidiaries or related companies (the “Products”) and the former exclusive marketing and business development consultant for the following territories: India, Pakistan, Philippines, Malaysia, Singapore, Thailand, Vietnam, Cambodia, Laos, Myanmar, Bangladesh, Taiwan, China, Korea (South and North), Japan pursuant to its marketing, promotions, and business development agreement dated April 23, 2009. After further market research, it was determined by management that this project is not viable.

In consideration of Novel entering into the termination of the Assignment Agreement, Alpha shall deliver to Quadra the 3,000,000 common shares of Quadra Projects Inc. it received as consideration for signing the Assignment agreement. Further, Novel has released all rights, benefits, liabilities, duties, and obligations, title and interest to market and promote the Terralene™ family of fuel Products world-wide and all rights under the Assignment Agreement back to Alpha. The 3,000,000 shares returned to Quadra are deemed to be pre-split shares as they were issued prior to approval of the 2 for 1 stock split requested by the Company on April 16, 2009. Total shares to be returned under the termination are 6,000,000 common shares.

Consulting Agreement

The Company’s wholly owned subsidiary, Quadra Energy Systems Inc. (“Energy Systems”) entered into a Consulting Agreement with Magnum Group International Inc. (“Magnum”) whereas Magnum will provide consulting services relating to a accounting and corporate governance, assistance in compliance with international and domestic financing, domestic, international taxation, Federal and state securities laws, and secondary securities trading, assistance with business acquisitions and dispositions and matters of general and special law. The term of the agreement is for five years with an effective commencement date of June 15, 2009. In consideration of services performed by Magnum, Energy Systems shall pay the consultant fee of $ 60,000 per month. Please refer to Exhibit 10.3.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
Exhibit 10.1 Investor Relations Agreement
Exhibit 10.2 Termination of Assignment Agreement
Exhibit 10.3 Consultation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRA PROJECTS INC.

Date : June 11, 2009                                                                                                         By :    /s/ Claude Diedrick
                                                                                                                                                     Claude Diedrick,
                                                                                                                                                     President and CEO